Overview

(dollars in thousands, at Welltower pro rata ownership)
Portfolio Composition			Beds/Unit Mix
	Average Age	Properties	Total		Independent Living	Assisted Living	Memory Care	Long-Term/ Post-Acute Care
Seniors Housing Operating	17	599	70,918		34,057	25,392	10,943	526
Seniors Housing Triple-net	14	340	27,645		4,798	16,306	6,237	304
Outpatient Medical	15	370	22,203,230	(1)	n/a	n/a	n/a	n/a
Health System	31	215	25,943		201	663	3,089	21,990
Long-Term/Post-Acute Care	19	136	15,961		40	873	—	15,048
Total	17	1,660

NOI Performance	Same Store(2)				In-Place Portfolio(3)
	Properties	3Q19 NOI	3Q20 NOI	% Change	Properties	Annualized In-Place NOI	% of Total
Seniors Housing Operating	512	$220,777	$160,610	(27.3)%	556	$664,244	36.6%
Seniors Housing Triple-net(4)	310	95,953	95,893	(0.1)%	325	409,032	22.5%
Outpatient Medical	294	84,078	84,879	1.0%	356	416,268	22.9%
Health System	215	35,638	36,456	2.3%	215	145,824	8.0%
Long-Term/Post-Acute Care(4)	124	42,245	43,087	2.0%	135	179,348	10.0%
Total	1,455	$478,691	$420,925	(12.1)%	1,587	$1,814,716	100.0%

Portfolio Performance				Facility Revenue Mix
Stable Portfolio(5)	Occupancy	EBITDAR Coverage(6)	EBITDARM Coverage(6)	Private Pay	Medicaid	Medicare	Other Government(7)
Seniors Housing Operating	79.8%	n/a	n/a	97.0%	0.9%	0.4%	1.7%
Seniors Housing Triple-net	81.7%	1.02	1.19	92.2%	3.7%	0.5%	3.6%
Outpatient Medical	93.6%	n/a	n/a	100.0%	—	—	—
Health System(8)	71.1%	2.61	3.24	27.3%	56.9%	15.8%	—
Long-Term/Post-Acute Care	72.4%	1.12	1.42	27.8%	44.4%	27.8%	—
Total		1.38	1.67	91.5%	5.0%	2.1%	1.4%

Notes:
(1) Indicates the total square footage of Outpatient Medical.
(2) See pages 21 and 22 for reconciliation.
(3) Excludes land parcels, loans, developments and investments held for sale. See page 21 for reconciliation.
(4) Same store NOI for these property types represents cash rent excluding the impact of expansions.
(5) Data as of September 30, 2020 for Seniors Housing Operating and Outpatient Medical and June 30, 2020 for remaining asset types.
(6) Represents trailing twelve month coverage metrics.
(7) Represents various federal and local reimbursement programs in the United Kingdom and Canada.
(8) EBITDAR and EBITDARM coverage as reported by ProMedica inclusive of the three properties disposed of during the quarter ended March 31, 2020.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
In-Place NOI Diversification(1)
By Partner:	Total Properties	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term/ Post-Acute Care	Total	% of Total
Sunrise Senior Living North America	127	$161,357	$—	$—	$—	$—	$161,357	8.9%
Sunrise Senior Living United Kingdom	45	61,972	—	—	—	—	61,972	3.4%
ProMedica	215	—	—	—	145,824	—	145,824	8.0%
Genesis Healthcare	79	—	1,481	—	—	86,094	87,575	4.8%
Revera	94	72,122	—	—	—	—	72,122	4.0%
Avery Healthcare	54	4,903	62,851	—	—	—	67,754	3.7%
Sagora Senior Living	31	34,546	26,074	—	—	—	60,620	3.3%
Brookdale Senior Living	86	(891)	59,461	—	—	—	58,570	3.2%
Belmont Village	21	52,638	—	—	—	—	52,638	2.9%
Legend Senior Living	33	—	46,353	—	—	1,066	47,419	2.6%
Senior Resource Group	24	44,082	—	—	—	—	44,082	2.4%
Remaining	778	233,515	212,812	416,268	—	92,188	954,783	52.8%
Total	1,587	$664,244	$409,032	$416,268	$145,824	$179,348	$1,814,716	100.0%

By Country:
United States	1,325	$474,843	$318,345	$416,268	$145,824	$172,869	$1,528,149	84.2%
United Kingdom	113	69,637	87,375	—	—	—	157,012	8.7%
Canada	149	119,763	3,312	—	—	6,479	129,554	7.1%
Total	1,587	$664,243	$409,032	$416,268	$145,824	$179,348	$1,814,715	100.0%

By MSA:
New York	79	$48,461	$21,695	$29,155	$3,577	$12,039	$114,927	6.3%
Los Angeles	68	64,497	18,639	32,083	430	—	115,649	6.4%
Greater London	47	47,330	36,637	—	—	—	83,967	4.6%
Dallas	55	25,246	19,401	29,035	753	3,927	78,362	4.3%
Philadelphia	51	11,402	1,561	24,009	12,356	23,436	72,764	4.0%
Washington D.C.	38	29,393	1,457	7,130	9,911	2,653	50,544	2.8%
Houston	32	11,071	4,516	32,400	—	—	47,987	2.6%
San Francisco	20	25,731	9,990	—	4,346	—	40,067	2.2%
Chicago	40	10,246	8,867	4,893	9,713	—	33,719	1.9%
San Diego	17	16,935	6,438	6,281	—	2,713	32,367	1.8%
Minneapolis	20	427	14,820	15,888	—	—	31,135	1.7%
Toronto	25	29,256	—	—	—	—	29,256	1.6%
Montréal	20	28,335	—	—	—	—	28,335	1.6%
Seattle	26	7,262	3,086	14,990	1,615	—	26,953	1.5%
Miami	35	418	—	19,832	5,171	—	25,421	1.4%
Raleigh	12	6,104	17,160	959	—	—	24,223	1.3%
Charlotte	22	—	8,755	14,790	—	—	23,545	1.3%
Atlanta	23	1,214	—	18,416	1,791	—	21,421	1.2%
Denver	10	7,791	4,654	196	2,039	5,068	19,748	1.1%
Baltimore	19	4,513	—	10,822	2,539	1,711	19,585	1.1%
Remaining	928	288,612	231,356	155,389	91,583	127,801	894,741	49.3%
Total	1,587	$664,244	$409,032	$416,268	$145,824	$179,348	$1,814,716	100.0%

Notes:
(1) Represents current quarter annualized In-Place NOI. See page 21 for reconciliation.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Seniors Housing Operating

Total Portfolio Performance(1)	3Q19	4Q19	1Q20	2Q20	3Q20
Properties	566	578	586	578	563
Units	68,918	70,144	71,710	69,434	67,154
Total occupancy	86.0%	86.1%	85.3%	81.4%	78.9%
Total revenues	$805,251	$804,403	$821,990	$752,586	$726,133
Operating expenses	554,782	564,895	582,533	573,042	550,755
NOI	$250,469	$239,508	$239,457	$179,544	$175,378
NOI margin	31.1%	29.8%	29.1%	23.9%	24.2%
Recurring cap-ex	$27,306	$38,756	$15,414	$11,042	$11,851
Other cap-ex	$40,117	$55,536	$36,751	$26,445	$27,577

Same Store Performance(2)	3Q19	4Q19	1Q20	2Q20	3Q20
Properties	512	512	512	512	512
Occupancy	86.1%	86.6%	86.1%	82.1%	79.3%
Same store revenues	$714,520	$716,124	$720,006	$667,542	$648,791
Compensation	308,796	309,351	310,112	302,708	297,598
Utilities	26,911	27,082	28,391	24,386	26,927
Food	26,817	27,004	26,452	24,748	23,792
Repairs and maintenance	17,690	17,938	16,528	13,056	15,984
Property taxes	22,607	23,414	24,907	24,939	25,136
All other	90,922	96,077	99,109	115,243	98,744
Same store operating expenses	493,743	500,866	505,499	505,080	488,181
Same store NOI	$220,777	$215,258	$214,507	$162,462	$160,610
Year over year growth rate					(27.3)%

Partners	Properties(3)	Units(3)	Welltower Ownership %(4)	Core Markets	3Q20 NOI	% of Total
Sunrise Senior Living	172	14,629	97.8%	Southern California	$22,814	13.0%
Revera	94	11,823	75.0%	Northern California	14,638	8.3%
Belmont Village	21	2,952	95.0%	Greater London	11,817	6.7%
Brandywine Living	27	2,588	99.5%	New York / New Jersey	11,661	6.6%
Senior Resource Group	24	4,658	65.5%	Washington D.C.	8,437	4.8%
Sagora Senior Living	14	2,697	100.0%	Toronto	7,246	4.1%
Chartwell Retirement Residences	40	8,071	50.7%	Montréal	7,077	4.0%
Pegasus Senior Living	36	3,911	98.0%	Boston	4,400	2.5%
Cogir	18	3,268	89.0%	Ottawa	2,985	1.7%
Clover Management	32	3,892	89.8%	Vancouver	1,747	1.0%
Oakmont Senior Living	8	623	100.0%	Seattle	1,733	1.0%
Frontier Management	27	1,533	95.4%	Birmingham, UK	1,480	0.8%
Balfour Senior Living	6	637	95.0%	Manchester, UK	1,465	0.8%
StoryPoint Senior Living	5	694	90.0%	Core Markets	97,500	55.3%
Remaining	32	4,626		All Other	77,878	44.7%
Total	556	66,602		Total	$175,378	100.0%
Notes:
(1) Properties, units and occupancy exclude land parcels and properties under development.
(2) See pages 21 and 22 for reconciliation.
(3) Represents In-Place Portfolio.
(4) Welltower ownership percentage weighted based on In-Place NOI. See page 21 for reconciliation.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
New Supply in Our US Seniors Housing Operating Portfolio
We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 3-mile ring around our properties potentially impacts just 2.5% of our total annualized In-Place NOI (IPNOI).

3-Mile Ring(1)
	Welltower				Welltower
MSA	Prop. / Units	Annualized IPNOI(2)	% of US SHO Portfolio	Prop. / Units Under Construction(3)	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted(4)	5 Year Total Pop. Growth(5)	5 Year 75+ Pop. Growth(5)	Avg. Pop. Density(6)	Household Income(7)	Housing Value(7)	Est. Net Annual Inventory Growth(8)		Est. Annual Job Growth(9)
Los Angeles	31 / 3,678	$64,497	13.6%	6 / 866	6 / 465	$10,222	2.6%	12.4%	6,868	$97,927	$1,028,671	1.1%		(10.2)%
New York	31 / 2,668	48,461	10.2%	3 / 349	4 / 339	2,372	0.4%	5.8%	4,037	114,579	541,068	2.7%		(11.8)%
Washington D.C.	12 / 1,358	29,393	6.2%	5 / 564	5 / 682	6,043	3.7%	13.9%	5,554	129,634	684,200	7.4%		(6.7)%
San Francisco	13 / 1,623	25,731	5.4%	—	—	—	4.0%	13.0%	9,068	129,051	1,134,455	(0.3)%		(11.3)%
Dallas	14 / 2,232	25,246	5.3%	—	—	—	7.5%	29.0%	3,418	82,438	318,150	0.7%		(3.7)%
San Diego	7 / 922	16,935	3.6%	—	—	—	3.1%	17.0%	4,596	109,498	937,417	(0.1)%		(9.0)%
Boston	11 / 751	14,208	3.0%	—	—	—	3.3%	8.4%	2,613	139,756	787,654	2.2%		(10.6)%
Philadelphia	11 / 885	11,402	2.4%	1 / 250	1 / 76	728	0.9%	5.0%	2,143	110,265	386,154	1.5%		(7.7)%
Houston	9 / 879	11,071	2.3%	2 / 212	3 / 512	3,678	7.3%	27.4%	3,637	82,500	375,904	6.6%		(5.8)%
Sacramento	7 / 598	11,005	2.3%	2 / 509	2 / 172	3,315	4.1%	14.4%	3,697	89,160	514,157	6.4%		(8.6)%
Chicago	16 / 1,724	10,246	2.2%	—	—	—	-0.1%	10.3%	3,416	84,798	314,181	1.5%		(7.6)%
San Jose	4 / 480	10,142	2.1%	—	—	—	3.9%	13.0%	6,841	140,006	1,446,247	(1.1)%		(8.4)%
San Antonio	4 / 1,075	9,926	2.1%	1 / 112	1 / 162	1,096	8.8%	30.5%	2,370	70,841	251,916	1.0%		(4.3)%
Boulder, CO	6 / 518	9,459	2.0%	—	—	—	6.0%	31.4%	2,029	105,740	666,176	N/A		(7.6)%
Denver	4 / 661	7,791	1.6%	4 / 594	1 / 163	1,501	7.0%	25.3%	5,056	77,551	540,428	1.2%		(4.6)%
Buffalo	10 / 1,254	7,629	1.6%	—	—	—	0.4%	3.5%	2,799	70,211	181,797	0.8%		(9.5)%
Seattle	12 / 1,292	7,262	1.5%	3 / 307	3 / 339	2,354	6.5%	21.7%	5,093	96,173	575,841	0.2%		(7.6)%
Charlottesville, VA	1 / 302	7,162	1.5%	—	—	—	3.7%	10.6%	2,123	57,071	350,000	N/A		(3.3)%
Pittsburgh	4 / 434	6,639	1.4%	1 / 179	1 / 101	2,154	0.2%	6.6%	1,899	89,949	238,912	(0.4)		(8.4)%
Salisbury, MD	2 / 214	6,149	1.3%	—	—	—	8.6%	10.7%	643	73,191	426,868	N/A		(9.6)%
Raleigh	2 / 250	6,104	1.3%	—	—	—	6.5%	26.1%	3,148	90,819	308,772	2.7%		(8.6)%
Santa Rosa, CA	4 / 511	6,044	1.3%	—	—	—	2.1%	8.1%	2,060	87,623	759,746	N/A		(9.2)%
Trenton, NJ	2 / 207	5,481	1.2%	1 / 120	1 / 112	2,760	2.2%	9.9%	819	136,330	495,384	N/A		(7.3)%
Phoenix	7 / 767	5,322	1.1%	2 / 309	2 / 167	1,273	6.7%	13.6%	3,659	79,060	391,382	1.0		(3.5)%
Vallejo, CA	4 / 576	4,909	1.0%	—	—	—	3.4%	12.5%	3,215	78,384	455,888	N/A		(10.2)%
Total - Top 25	228 / 25,859	$368,214	77.5%	31 / 4,371	30 / 3,290	$37,496	3.3%	13.9%	4,368	$103,189	$673,216	1.9%		(8.6)%
All Other US SHO Markets	131 / 14,871	106,629	22.5%	12 / 1,449	11 / 1,278	7,149	3.5%	13.2%	2,500	79,058	341,773
Total US SHO	359 / 40,730	$474,843	100.0%	43 / 5,820	41 / 4,568	$44,645	3.4%	13.6%	3,696	$97,376	$593,368

% of Total IPNOI						2.5%
US National Average							3.3%	11.7%	94	$66,010	$245,219	2.1%	(10)	(6.8)%

Notes:
(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. In the interest of simplicity, we have applied a 3-mile competitive ring to all of our properties given the preponderance of urban locations. We have also included a sensitivity with a 5-mile ring.
(2) Represents annualized IPNOI. See pages 2 and 21 for a reconciliation.
(3) Construction data provided by NIC, reflects competitive seniors housing properties within 3 miles of Welltower SHO properties for US markets.
(4) Reflects annualized IPNOI for Welltower SHO properties within 3 miles of new construction for the component of our project that potentially competes with the project under construction.
(5) Total population and 75+ population growth data represents simple averages of Claritas estimates for 2020-2025.
(6) Average population density data represents average population per square mile within a 3-mile ring based on 2020 Claritas estimates.
(7) Household income and household value data are medians weighted by IPNOI.
(8) NIC MAP Data and Analysis Service, 3Q20. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by IPNOI.
(9) Annual job growth data represents MSA level growth from August 2019 - August 2020 per Bureau of Labor Statistics. Total - Top 25 Estimated Annual Job Growth weighted by IPNOI.
(10) Reflects net inventory growth for NIC Top 99 Markets.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
New Supply in Our US Seniors Housing Operating Portfolio
We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 5-mile ring around our properties potentially impacts just 4.2% of our total annualized In-Place NOI (IPNOI).

5-Mile Ring(1)
	Welltower				Welltower
MSA	Prop. / Units	Annualized IPNOI(2)	% of US SHO Portfolio	Prop. / Units Under Construction(3)	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted(4)	5 Year Total Pop. Growth(5)	5 Year 75+ Pop. Growth(5)	Avg. Pop. Density(6)	Household Income(7)	Housing Value(7)	Est. Net Annual Inventory Growth(8)		Est. Annual Job Growth(9)
Los Angeles	31 / 3,678	$64,497	13.6%	9 / 1,167	14 / 1,549	$15,903	2.6%	13.0%	6,666	$91,504	$942,295	1.1%		(10.2)%
New York	31 / 2,668	48,461	10.2%	7 / 839	10 / 796	8,418	0.5%	5.7%	3,956	110,053	513,893	2.7%		(11.8)%
Washington D.C.	12 / 1,358	29,393	6.2%	8 / 1,117	10 / 1,139	7,282	4.1%	14.6%	5,489	125,535	675,835	7.4%		(6.7)%
San Francisco	13 / 1,623	25,731	5.4%	1 / 79	1 / 171	445	4.0%	13.2%	7,723	127,128	1,116,162	(0.3)%		(11.3)%
Dallas	14 / 2,232	25,246	5.3%	3 / 767	2 / 234	2,459	7.4%	28.5%	3,250	76,981	309,299	0.7%		(3.7)%
San Diego	7 / 922	16,935	3.6%	—	—	—	3.5%	16.0%	4,480	108,203	851,402	(0.1)%		(9.0)%
Boston	11 / 751	14,208	3.0%	1 / 160	1 / 79	—	3.3%	8.4%	2,551	123,948	689,361	2.2%		(10.6)%
Philadelphia	11 / 885	11,402	2.4%	1 / 250	1 / 76	728	1.0%	5.4%	2,330	102,982	351,934	1.5%		(7.7)%
Houston	9 / 879	11,071	2.3%	3 / 392	4 / 615	5,035	7.5%	30.5%	3,689	79,819	298,347	6.6%		(5.8)%
Sacramento	7 / 598	11,005	2.3%	5 / 779	4 / 367	4,382	4.0%	15.0%	3,464	87,472	480,755	6.4%		(8.6)%
Chicago	16 / 1,724	10,246	2.2%	4 / 502	4 / 444	2,096	-0.2%	11.0%	3,283	90,014	323,279	1.5%		(7.6)%
San Jose	4 / 480	10,142	2.1%	—	—	—	3.9%	13.1%	5,832	137,239	1,430,263	(1.1)%		(8.4)%
San Antonio	4 / 1,075	9,926	2.1%	1 / 112	1 / 162	1,096	8.6%	29.4%	2,254	68,275	237,401	1.0%		(4.3)%
Boulder, CO	6 / 518	9,459	2.0%	—	—	—	6.4%	28.7%	1,406	111,856	655,289	N/A		(7.6)%
Denver	4 / 661	7,791	1.6%	4 / 594	4 / 529	3,904	6.7%	25.0%	4,589	77,464	490,611	1.2%		(4.6)%
Buffalo	10 / 1,254	7,629	1.6%	—	—	—	0.2%	3.5%	2,522	66,809	173,319	0.8%		(9.5)%
Seattle	12 / 1,292	7,262	1.5%	3 / 307	3 / 339	2,354	6.5%	23.4%	4,565	99,870	593,623	0.2%		(7.6)%
Charlottesville, VA	1 / 302	7,162	1.5%	—	—	—	4.9%	13.9%	1,500	73,864	354,630	N/A		(3.3)%
Pittsburgh	4 / 434	6,639	1.4%	2 / 306	2 / 174	3,876	0.6%	5.7%	1,730	84,355	222,815	(0.4)		(8.4)%
Salisbury, MD	2 / 214	6,149	1.3%	—	—	—	8.1%	10.2%	556	76,891	404,725	N/A		(9.6)%
Raleigh	2 / 250	6,104	1.3%	—	—	—	7.6%	32.7%	2,640	98,398	363,276	2.7%		(8.6)%
Santa Rosa, CA	4 / 511	6,044	1.3%	—	—	—	2.3%	9.2%	1,144	91,342	779,040	N/A		(9.2)%
Trenton, NJ	2 / 207	5,481	1.2%	2 / 218	1 / 112	2,760	1.4%	9.8%	1,079	126,687	461,674	N/A		(7.3)%
Phoenix	7 / 767	5,322	1.1%	5 / 661	3 / 286	1,638	7.1%	15.1%	3,463	76,134	355,649	1.0		(3.5)%
Vallejo, CA	4 / 576	4,909	1.0%	—	—	—	3.4%	13.0%	1,942	87,291	475,115	N/A		(10.2)%
Total - Top 25	228 / 25,859	$368,214	77.5%	59 / 8,250	65 / 7,072	$62,376	3.4%	14.3%	4,094	$100,171	$637,970	1.9%		(8.6)%
All Other US SHO Markets	131 / 14,871	106,629	22.5%	24 / 2,936	23 / 2,611	14,309	3.4%	13.5%	2,189	73,333	330,655
Total US SHO	359 / 40,730	$474,843	100.0%	83 / 11,186	88 / 9,683	$76,685	3.4%	14.0%	3,409	$93,706	$563,935

% of Total IPNOI						4.2%
US National Average							3.3%	11.7%	94	$66,010	$245,219	2.1%	(10)	(6.8)%

Notes:
(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. In the interest of simplicity, we have applied a 3-mile competitive ring to all of our properties given the preponderance of urban locations. We have also included a sensitivity with a 5-mile ring.
(2) Represents annualized IPNOI. See pages 2 and 21 for a reconciliation.
(3) Construction data provided by NIC, reflects competitive seniors housing properties within 5 miles of Welltower SHO properties for US markets.
(4) Reflects annualized IPNOI for Welltower SHO properties within 5 miles of new construction for the component of our project that potentially competes with the project under construction.
(5) Total population and 75+ population growth data represents simple averages of Claritas estimates for 2020-2025.
(6) Average population density data represents average population per square mile within a 5-mile ring based on 2020 Claritas estimates.
(7) Household income and household value data are medians weighted by IPNOI.
(8) NIC MAP Data and Analysis Service, 3Q20. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by IPNOI.
(9) Annual job growth data represents MSA level growth from August 2019 - August 2020 per Bureau of Labor Statistics. Total -Top 25 Estimated Annual Job Growth weighted by IPNOI.
(10) Reflects net inventory growth for NIC Top 99 Markets.

Portfolio

(Currency amounts in thousands, except per unit and REVPOR. Company amounts at Welltower pro rata ownership. DNA = data not available.)

Seniors Housing Operating Quality Indicators

	US Portfolio(1,3,4)	Industry Benchmarks(2)
Property age	16	21
5 year total population growth	3.4%	3.3%
5 year 75+ population growth	13.6%	11.7%
Housing value	$593,368	$245,219
Household income	$97,376	$66,010
REVPOR	$6,243	$5,084
SS REVPOR growth	(1.3)%	1.7%
SSNOI per unit	$16,723	$18,307
SSNOI growth	(29.9)%	DNA

	UK Portfolio(1,3,4)	Industry Benchmarks(5)
Property age	11	21
Units per property	80	41
5 year total population growth	3.1%	2.7%
5 year 75+ population growth	16.9%	18.4%
Housing value	£385,422	£229,352
REVPOR	£6,850	£3,720
SS REVPOR growth	4.7%	3.3%
SSNOI per unit	£15,057	£9,544
SSNOI growth	(8.2)%	DNA

	Canadian Portfolio(1,3,4)	Industry Benchmarks(6)
5 year total population growth	5.6%	5.5%
5 year 75+ population growth	19.0%	22.2%
Housing value	$549,252	$456,053
Household income	$110,383	$102,231
REVPOR	$3,675	$2,469
SS REVPOR growth	0.9%	3.4%
SSNOI per unit	$12,864	DNA
SSNOI growth	(24.7)%	DNA

Notes:
(1) Property age, housing value and household income are NOI weighted as of September 30, 2020. The median housing value and household income is used for the US, and the average housing value and household income is used for the UK and Canada. Housing value, household income and population growth are based on a 3-mile radius. Growth figures represent performance of Welltower's same store portfolio for current quarter. See page 23 for reconciliations.
(2) Property age, REVPOR and REVPOR growth per 3Q20 NIC MAP for Majority AL Properties in the primary and secondary markets; AMR is used as a proxy for REVPOR; population growth reflects 2020-2025 Claritas projections; housing value and household income are the US median per Claritas 2020; NOI per unit per The State of Seniors Housing 2019 and represents 2018 results.
(3) REVPOR is based on total 3Q20 results. See page 23 for reconciliation.
(4) SSNOI per unit represents the SSNOI per unit available based on trailing four quarters for those properties in the portfolio for 15 months preceding the end of the current portfolio performance period. SSNOI per unit for UK portfolio in GBP calculated by taking SSNOI per unit in USD divided by a standardized GBP/USD rate of 1.30. SSNOI per unit for Canadian portfolio in CAD calculated by taking SSNOI per unit in USD divided by a standardized USD/CAD rate of 1.32. See page 23 for reconciliation.
(5) Property age, units per property, REVPOR, REVPOR growth and NOI per Unit derived from LaingBuisson, Care of Older People UK Market Report 29th Edition; population growth reflects 2018-2023 Experian projections; housing value represents UK average per Experian 2019.
(6) Population growth reflects 2019-2024 Environics projection; housing value and household income represents Canadian average per Environics WealthScapes 2019; REVPOR and REVPOR growth are calculated weighted averages from 2019 CMHC Seniors Housing reports from each province.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Payment Coverage Stratification
	EBITDARM Coverage(1)					EBITDAR Coverage(1)
% of In-Place NOI	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases
<0.85x	0.3%	0.2%	0.5%	5	5	3.3%	0.2%	3.5%	7	10
0.85x - 0.95x	2.3%	—%	2.3%	6	4	5.0%	1.0%	6.0%	9	7
0.95x - 1.05x	1.3%	—%	1.3%	11	2	5.7%	4.6%	10.3%	12	5
1.05x - 1.15x	4.8%	0.5%	5.3%	9	6	1.8%	0.1%	1.9%	8	3
1.15x - 1.25x	5.4%	0.5%	5.9%	9	4	—%	1.1%	1.1%	10	1
1.25x - 1.35x	1.8%	4.7%	6.5%	13	4	4.1%	—%	4.1%	12	2
>1.35x	4.6%	3.1%	7.7%	11	8	0.6%	2.0%	2.6%	10	5
Total	20.5%	9.0%	29.5%	10	33	20.5%	9.0%	29.5%	10	33

Revenue and Lease Maturity(2)
	Rental Income
Year	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term / Post-Acute Care	Interest Income	Total Revenues	% of Total
2020	$26,395	$11,779	$—	$—	$10,862	$49,036	3.9%
2021	3,582	41,622	—	8,968	21,325	75,497	6.0%
2022	2,098	52,544	—	5,783	20,336	80,761	6.4%
2023	—	54,305	—	840	2,806	57,951	4.6%
2024	11,262	61,156	—	—	1,134	73,552	5.8%
2025	23,764	33,227	—	—	194	57,185	4.5%
2026	70,164	32,046	—	16,964	612	119,786	9.4%
2027	31,398	25,581	—	1,066	210	58,255	4.6%
2028	7,060	24,129	—	20,025	167	51,381	4.0%
2029	31,309	21,695	—	—	210	53,214	4.2%
Thereafter	198,698	117,054	147,137	127,080	2,238	592,207	46.6%
	$405,730	$475,138	$147,137	$180,726	$60,094	$1,268,825	100.0%

Weighted Avg Maturity Years	10	6	13	11	2	9

Notes:
(1) Represents trailing twelve month coverage metrics as of June 30, 2020 for stable portfolio only. Agreements included represent 91% of total Seniors Housing Triple-net and Long-Term/Post-Acute Care In-Place NOI. See page 21 for a reconciliation. Agreements with mixed units use the predominant type based on investment balance.
(2) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non cash income. Interest income represents contractual rate of interest for loans, net of collectability reserves if applicable.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Outpatient Medical
Total Portfolio Performance(1)	3Q19	4Q19	1Q20	2Q20	3Q20
Properties	348	378	388	373	359
Square feet	21,472,874	23,044,140	23,186,273	22,468,357	21,740,520
Occupancy	93.6%	94.0%	94.3%	93.8%	93.6%
Total revenues	$175,000	$180,101	$193,959	$178,695	$170,733
Operating expenses	57,272	55,915	58,533	50,855	52,312
NOI	$117,728	$124,186	$135,426	$127,840	$118,421
NOI margin	67.3%	69.0%	69.8%	71.5%	69.4%
Revenues per square foot	$33.90	$32.49	$36.86	$35.96	$35.66
NOI per square foot	$22.80	$22.41	$25.74	$25.72	$24.73
Recurring cap-ex	$7,296	$7,794	$7,202	$6,537	$7,592
Other cap-ex	$5,989	$8,618	$5,893	$9,644	$8,946

Same Store Performance(2)	3Q19	4Q19	1Q20	2Q20	3Q20
Properties	294	294	294	294	294
Occupancy	93.9%	93.9%	94.0%	93.7%	93.5%
Same store revenues	$127,608	$128,298	$127,725	$125,358	$127,650
Same store operating expenses	43,530	42,379	42,110	39,429	42,771
Same store NOI	$84,078	$85,919	$85,615	$85,929	$84,879
Year over year growth rate					1.0%

Portfolio Diversification by Tenant(3)	Rental Income	% of Total	Quality Indicators
Kelsey-Seybold	$23,537	5.0%	Health system affiliated properties as % of NOI(3)	91.9%
Virtua	16,517	3.5%	Health system affiliated tenants as % of rental income(3)	64.7%
CommonSpirit Health	15,558	3.3%	Retention (trailing twelve months)(3)	86.8%
Novant Health	15,141	3.2%	In-house managed properties as % of square feet(3,4)	81.8%
Baylor Scott & White	14,510	3.1%	Average remaining lease term (years)(3)	6.2
Remaining portfolio	389,875	81.9%	Average building size (square feet)(3)	61,954
Total	$475,138	100.0%	Average age (years)	15

Expirations(3)	2020	2021	2022	2023	2024	Thereafter
Occupied square feet	537,786	1,825,374	2,120,763	2,214,777	2,391,687	11,185,504
% of occupied square feet	2.7%	9.0%	10.5%	10.9%	11.8%	55.1%

Notes:
(1) Property count, occupancy, square feet and per square foot metrics exclude properties under development and all land parcels. Per square foot amounts are annualized.
(2) Includes 294 same store properties representing 18,503,976 square feet. See pages 21 and 22 for reconciliation.
(3) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non cash income. Retention includes month-to-month tenants retained.
(4) Excludes tenant managed properties.

Investment

(dollars in thousands at Welltower pro rata ownership)
Relationship Investment History

Detail of Acquisitions/JVs(1)
	2016	2017	2018	2019	1Q20	2Q20	3Q20	16-20 Total
Count	22	18	15	27	4	1	—	87
Total	$2,287,973	$742,020	$3,788,261	$4,073,554	$397,911	$6,201	$—	$11,295,920
Low	10,618	7,310	4,950	7,550	28,420	6,201	—	4,950
Median	27,402	24,025	73,727	38,800	67,052	6,201	—	35,591
High	1,150,000	149,400	2,481,723	1,250,000	235,387	6,201	—	2,481,723

Investment Timing
	Loan Advances	Yield	Construction Conversions(2)	Yield	Dispositions	Yield
July	$1,525	10.1%	$—	—%	$172,880	5.4%
August	168,376	7.2%	12,273	7.8%	399,714	6.1%
September	6,618	10.0%	25,574	8.5%	811,950	4.9%
Total	$176,519	7.3%	$37,847	8.3%	$1,384,544	5.3%

Notes:
(1) Includes non-yielding asset acquisitions.
(2) Includes expansion conversions.

Investment

(dollars in thousands at Welltower pro rata ownership, except per bed / unit / square foot)
Gross Investment Activity

	Third Quarter 2020
	Properties	Beds / Units / Square Feet		Pro Rata Amount	Investment Per Bed / Unit / SqFt	Yield
Acquisitions / Joint Ventures(1)
Total acquisitions	—			$—	$—	—%

Development(2)
Development projects:
Seniors Housing Operating	25	3,521	units	73,855
Seniors Housing Triple-net	7	541	units	7,481
Outpatient Medical	4	462,759	sf	14,681
Total development projects	36			96,017
Expansion projects:
Seniors Housing Operating	1	38	units	162

Total development	37			96,179		7.5%

Loan advances(3)				176,519		7.3%
Total gross investments				272,698		7.4%

Dispositions(4)
Seniors Housing Operating	15	2,282	units	601,075	436,880	4.5%
Outpatient Medical	27	1,366,000	sf	775,469	596	5.7%
Long-Term/Post-Acute Care	1	120	beds	8,000	66,667	19.8%
Real property dispositions	43			1,384,544		5.3%

Net investments (dispositions)				$(1,111,846)

Notes:
(1) Amounts represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions. Yield represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Pro rata amounts include joint venture real estate loans receivable.
(2) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(3) Amounts represent cash funded to operators for real estate and non-real estate loans, excluding development loans. Yield represents annualized contractual interest divided by investment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales. Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)
Gross Investment Activity

	Year-To-Date 2020
	Properties	Beds / Units / Square Feet		Pro Rata Amount	Investment Per Bed / Unit / SqFt	Yield
Acquisitions / Joint Ventures(1)
Seniors Housing Operating	6	1,264	units	$168,725	$193,707	4.9%
Outpatient Medical	16	505,012	sf	235,387	466	6.1%
Total acquisitions	22			404,112		5.6%

Development(2)
Development projects:
Seniors Housing Operating	29	3,912	units	210,459
Seniors Housing Triple-net	9	855	units	45,425
Outpatient Medical	7	604,927	sf	71,840
Total development projects	45			327,724
Expansion projects:
Seniors Housing Operating	4	212	units	23,952

Total development	49			351,676		7.6%

Loan advances(3)				178,996		7.4%

Total gross investments				934,784		6.7%

Dispositions(4)
Seniors Housing Operating	25	4,738	units	1,099,585	326,283	5.0%
Seniors Housing Triple-net	1	69	units	8,125	117,754	9.4%
Outpatient Medical	82	4,776,353	sf	1,863,719	421	5.6%
Health System	3	426	units	53,168	156,009	3.8%
Long-Term/Post-Acute Care	2	243	beds	17,146	70,559	13.5%
Real property dispositions	113			3,041,743		5.4%

Loan payoffs				9,012		7.0%
Total dispositions	113			3,050,755		5.4%

Net investments (dispositions)				$(2,115,971)

Notes:
(1) Amounts represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions. Yield represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels.
(2) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(3) Amounts represent cash funded to operators for real estate and non-real estate loans, excluding development loans. Yield represents annualized contractual interest divided by investment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales. Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Summary(1)
	Unit Mix
Facility	Total	Independent Living	Assisted Living	Memory Care	Commitment Amount	Balance at 9/30/20	Estimated Conversion

Seniors Housing Operating
New York, NY	151	—	69	82	$98,125	$93,441	4Q20
Potomac, MD	120	—	90	30	55,798	45,017	4Q20
Medina, OH	166	166	—	—	20,520	15,028	4Q20
Boynton Beach, FL	82	—	52	30	11,465	9,801	4Q20
Alexandria, VA	93	—	66	27	20,624	15,363	1Q21
Collierville, TN	164	164	—	—	18,949	14,139	1Q21
Newton, MA	85	—	43	42	15,393	10,701	1Q21
Scarborough, ON	172	141	—	31	32,953	16,594	2Q21
Beckenham, UK	100	—	76	24	45,643	27,743	3Q21
Staten Island, NY	95	—	45	50	21,590	12,829	3Q21
Franklin Lakes, NY	88	—	51	37	16,921	8,181	3Q21
Fairfax, VA	84	—	51	33	16,658	6,978	3Q21
Mountain Lakes, NJ	90	—	57	33	15,063	6,136	3Q21
Barnet, UK	100	—	76	24	49,907	26,400	4Q21
Redwood City, CA	90	—	56	34	19,465	9,345	4Q21
San Francisco, CA	214	11	170	33	110,905	102,799	1Q22
White Plains, NY	132	132	—	—	59,913	21,654	1Q22
Hendon, UK	102	—	78	24	54,074	31,189	1Q22
Bellevue, WA	110	—	82	25	9,518	2,945	1Q22
New York, NY	528	400	92	36	146,230	45,314	2Q22
Montreal, ON	247	247	0	0	15,434	1,489	3Q22
Montreal, ON	223	223	0	0	13,125	1,646	3Q22
Orange, CA	91	—	49	42	18,578	3,384	4Q22
Coral Gables, FL	91	—	55	36	18,225	3,981	4Q22
Livingston, NJ	103	—	77	26	17,375	2,424	4Q22
Subtotal	3,521	1,484	1,335	699	922,451	534,521

Seniors Housing Triple-net
Thousand Oaks, CA	82	—	—	82	$24,870	$18,157	4Q20
Edenbridge, UK	85	—	51	34	19,874	17,380	4Q20
Droitwich, UK	70	—	45	25	16,364	14,339	4Q20
Redhill, UK	76	—	46	30	20,544	11,118	2Q21
Leicester, UK	60	—	36	24	14,472	4,491	1Q22
Wombourne, UK	66	—	41	25	15,505	4,062	2Q22
Subtotal	439	—	219	220	111,629	69,547

Outpatient Medical
		Rentable Square Ft	Preleased %	Health System Affiliation	Commitment Amount	Balance at 9/30/20	Estimated Conversion
Charlotte, NC		176,640	100%	Yes	$95,703	$75,201	4Q20
Charlotte, NC		104,508	100%	Yes	52,255	41,018	4Q20
Brooklyn, NY		140,955	100%	Yes	105,306	99,616	1Q21
Kalamazoo, MI		40,607	100%	Yes	14,267	946	3Q21
Subtotal		462,710			267,531	216,781

Total Development Projects					$1,301,611	$820,849

Note:
(1) Includes development projects (construction in progress, development loans and in-substance real estate) and excludes redevelopments and expansion projects. Commitment amount represents current balances plus capitalized interest and unfunded commitments to complete development.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Funding Projections(1)
				Projected Future Funding
	Projects	Beds / Units / Square Feet	Projected Yields(2)	2020 Funding	Funding Thereafter	Total Unfunded Commitments	Committed Balances
Seniors Housing Operating	25	3,521	7.8%	$129,337	$258,593	$387,930	$922,451
Seniors Housing Triple-net	6	439	7.0%	21,935	20,147	42,082	111,629
Outpatient Medical	4	462,710	6.4%	20,155	30,595	50,750	267,531
Total	35		7.4%	$171,427	$309,335	$480,762	$1,301,611

Development Project Conversion Estimates(1)
Quarterly Conversions			Annual Conversions
	Amount	Projected Yields(2)		Amount	Projected Yields(2)
1Q20 actual	$93,877	8.6%	2020 estimate	$614,005	7.5%
2Q20 actual	99,580	8.1%	2021 estimate	413,283	8.6%
3Q20 actual	25,574	8.5%	2022 estimate	493,354	6.8%
4Q20 estimate	394,974	7.0%	Total	$1,520,642	7.6%
1Q21 estimate	160,272	8.3%
2Q21 estimate	53,497	7.6%
3Q21 estimate	130,142	9.2%
4Q21 estimate	69,372	9.0%
1Q22 estimate	248,882	7.1%
2Q22 estimate	161,735	5.8%
3Q22 estimate	28,559	5.7%
4Q22 estimate	54,178	9.3%
Total	$1,520,642	7.6%

Unstabilized Properties
	6/30/2020 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	9/30/2020 Properties	Beds / Units
Seniors Housing Operating	27	(3)	—	(1)	23	3,299
Seniors Housing Triple-net	10	(3)	1	—	8	771
Long-Term/Post-Acute Care	1	—	—	—	1	120
Total	38	(6)	1	(1)	32	4,190

Occupancy	6/30/2020 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	Progressions	9/30/2020 Properties
0% - 50%	16	(1)	1	—	(2)	14
50% - 70%	13	(3)	—	—	1	11
70% +	9	(2)	—	(1)	1	7
Total	38	(6)	1	(1)	—	32

Occupancy	9/30/2020 Properties	Months In Operation	Revenues	% of Total Revenues(4)	Gross Investment Balance	% of Total Gross Investment
0% - 50%	14	7	$26,260	0.7%	$427,715	1.5%
50% - 70%	11	18	46,105	1.1%	333,645	1.2%
70% +	7	23	41,916	1.0%	275,815	1.0%
Total	32	15	$114,281	2.8%	$1,037,175	3.7%

Notes:
(1) Includes development projects (construction in progress, development loans and in-substance real estate) and excludes expansion projects.
(2) Actual yields may vary.
(3) Includes expansion and development loan conversions.
(4) Percent of total revenues based on current quarter annualized pro rata total revenues on page 15.

Financial

(dollars in thousands at Welltower pro rata ownership)
Components of NAV

Stabilized NOI		Pro rata beds/units/square feet
Seniors Housing Operating(1)	$664,244	54,971	units
Seniors Housing Triple-net	409,032	24,756	units
Outpatient Medical	416,268	18,076,097	square feet
Health System	145,824	20,754	units/beds
Long-Term/Post-Acute Care	179,348	13,596	beds
Total In-Place NOI(2)	1,814,716
Incremental stabilized NOI(3)	56,293
Total stabilized NOI	$1,871,009

Obligations
Lines of credit and commercial paper(4)	$—
Senior unsecured notes(4)	11,413,277
Secured debt(4)	2,965,153
Financing lease liabilities	107,798
Total debt	$14,486,228
Add (Subtract):
Other liabilities (assets), net(5)	$223,735
Cash and cash equivalents and restricted cash	(2,155,333)
Net obligations	$12,554,630

Other Assets
Land parcels	$202,558		Effective Interest Rate(8)
Real estate loans receivable(6)	368,186		7.5%
Non real estate loans receivable(7)	319,330		8.2%
Joint venture real estate loans receivables(9)	227,902		5.4%
Other investments(10)	5,205
Investments held for sale(11)	410,931
Development properties:(12)
Current balance	820,849
Unfunded commitments	483,863
Committed balances	$1,304,712
Projected yield	7.4%
Projected NOI	$96,549

Common Shares Outstanding(13)	418,701
Notes:
(1) Includes $9,996,000 attributable to our proportional share of income from unconsolidated management company investments.
(2) See page 21 for reconciliation.
(3) Represents incremental NOI from Seniors Housing Operating unstabilized properties.
(4) Represents principal amounts due and do not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Includes $1,089,191,000 of foreign secured debt.
(5) Includes liabilities / (assets) that impact cash or NOI and excludes non real estate loans and non-cash items such as the following (in thousands):

Unearned revenues	$186,130
Below market tenant lease intangibles, net	39,723
Deferred taxes, net	(27,663)
In place lease intangibles, net	(36,279)
Other non-cash liabilities / (assets), net	3,576
Total non-cash liabilities/(assets), net	$165,487

(6) Represents $374,477,000 of real estate loans excluding development loans and net of $6,292,000 of credit allowances.
(7) Represents $460,411,000 of non-real estate loans, net of $78,262,000 of credit allowances and deferred gains of $62,819,000.
(8) Average cash-pay interest rates are 7.5% and 6.0% for real estate and non-real estate loans, respectively. Rates exclude non-accrual/interest-free loans.
(9) Represents partners' share of Welltower loans made to our partners in select joint ventures, secured by their interest in the joint venture properties.
(10) Represents the fair value of Genesis Healthcare, Inc. stock investment based on closing stock price at September 30, 2020.
(11) Represents expected proceeds from assets held for sale.
(12) See pages 12-13. Also includes expansion projects.
(13) Includes redeemable OP units.

Financial

(dollars in thousands at Welltower pro rata ownership)
Net Operating Income(1)

	3Q19	4Q19	1Q20	2Q20	3Q20
Revenues:
Seniors Housing Operating
Resident fees and services	$803,904	$802,452	$820,828	$748,520	$725,043
Interest income	—	36	104	88	113
Other income	1,347	1,915	1,058	3,978	977
Total revenues	805,251	804,403	821,990	752,586	726,133

Seniors Housing Triple-net
Rental income	114,419	115,717	85,409	111,749	92,572
Interest income	5,910	6,303	5,810	5,960	6,552
Other income	1,312	1,403	1,159	937	930
Total revenues	121,641	123,423	92,378	118,646	100,054

Outpatient Medical
Rental income	174,330	177,840	193,084	176,555	169,007
Interest income	358	426	466	461	760
Other income	312	1,835	409	1,679	966
Total revenues	175,000	180,101	193,959	178,695	170,733

Health System
Rental income	43,036	43,036	42,818	42,446	42,445
Total revenues	43,036	43,036	42,818	42,446	42,445

Long-Term/Post-Acute Care
Rental income	60,479	53,422	53,388	53,696	(46,789)
Interest income	9,369	8,953	8,861	9,560	9,325
Other income	517	473	514	(329)	190
Total revenues	70,365	62,848	62,763	62,927	(37,274)

Corporate
Other income	712	385	294	253	2,966
Total revenues	712	385	294	253	2,966

Total
Rental income	392,264	390,015	374,699	384,446	257,235
Resident fees and services	803,904	802,452	820,828	748,520	725,043
Interest income	15,637	15,718	15,241	16,069	16,750
Other income	4,200	6,011	3,434	6,518	6,029
Total revenues	$1,216,005	$1,214,196	$1,214,202	$1,155,553	$1,005,057

Property operating expenses:
Seniors Housing Operating	$554,782	$564,895	$582,533	$573,042	$550,755
Seniors Housing Triple-net	8,282	7,473	8,363	8,285	7,353
Outpatient Medical	57,272	55,915	58,533	50,855	52,312
Health System	20	20	20	20	20
Long-Term/Post-Acute Care	5,503	4,595	4,799	5,138	5,107
Corporate	—	—	—	—	1,718
Total property operating expenses	$625,859	$632,898	$654,248	$637,340	$617,265

Net operating income:
Seniors Housing Operating	$250,469	$239,508	$239,457	$179,544	$175,378
Seniors Housing Triple-net	113,359	115,950	84,015	110,361	92,701
Outpatient Medical	117,728	124,186	135,426	127,840	118,421
Health System	43,016	43,016	42,798	42,426	42,425
Long-Term/Post-Acute Care	64,862	58,253	57,964	57,789	(42,381)
Corporate	712	385	294	253	1,248
Net operating income	$590,146	$581,298	$559,954	$518,213	$387,792

Note:
(1) Please see discussion of Supplemental Reporting Measures on page 20. Includes amounts from investments sold or held for sale. NOI related to DownREIT's included at 100%.

Financial

(dollars in thousands)
Leverage and EBITDA Reconciliations(1)
	Twelve Months Ended		Three Months Ended
	September 30, 2020		September 30, 2020
Net income (loss)	$1,123,710		$394,978
Interest expense	524,863		124,851
Income tax expense (benefit)	4,846		2,003
Depreciation and amortization	1,058,348		255,532
EBITDA	$2,711,767		$777,364
Loss (income) from unconsolidated entities	(49,079)		5,981
Stock-based compensation(2)	25,485		6,565
Loss (gain) on extinguishment of debt, net	35,865		33,004
Loss (gain) on real estate dispositions, net	(915,055)		(484,304)
Impairment of assets	126,389		23,313
Provision for loan losses	11,351		2,857
Loss (gain) on derivatives and financial instruments, net	5,411		1,395
Other expenses(2)	52,630		11,544
Other impairment(3)	146,508		112,398
Total adjustments	(560,495)		(287,247)
Adjusted EBITDA	$2,151,272		$490,117

Interest Coverage Ratios
Interest expense	$524,863		$124,851
Capitalized interest	18,102		3,947
Non-cash interest expense	(14,746)		(3,973)
Total interest	$528,219		$124,825
EBITDA	$2,711,767		$777,364
Interest coverage ratio	5.13	x	6.23	x
Adjusted EBITDA	$2,151,272		$490,117
Adjusted Interest coverage ratio	4.07	x	3.93	x

Fixed Charge Coverage Ratios
Total interest	$528,219		$124,825
Secured debt principal amortization	60,562		15,876
Total fixed charges	$588,781		$140,701
EBITDA	$2,711,767		$777,364
Fixed charge coverage ratio	4.61	x	5.52	x
Adjusted EBITDA	$2,151,272		$490,117
Adjusted Fixed charge coverage ratio	3.65	x	3.48	x

Net Debt to EBITDA Ratios
Total debt(4)			$13,889,030
Less: cash and cash equivalents(5)			(2,096,571)
Net debt			$11,792,459
EBITDA Annualized			$3,109,456
Net debt to EBITDA ratio			3.79	x
Adjusted EBITDA Annualized			$1,960,468
Net debt to Adjusted EBITDA ratio			6.02	x

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 20.
(2) Certain severance-related costs are included in stock-based compensation and excluded from other expenses.
(3) Amounts relate to impairments of straight-line rent receivable deemed uncollectible.
(4) Amounts include unamortized premiums/discounts, fair value adjustments and lease liabilities related to financing leases. Operating lease liabilities related to ASC 842 adoption are excluded.
(5) Inclusive of $381 million of IRC section 1031 deposits and $112 million of restricted cash related to secured debt that was defeased in September and subsequently extinguished in October.

Financial

(in thousands except share price)
Leverage and Current Capitalization(1)
		% of Total
Book Capitalization
Lines of credit and commercial paper(2)	$—	0.00%
Long-term debt obligations(2)	13,889,030	47.76%
Cash and cash equivalents(3)	(2,096,571)	(7.21)%
Net debt to consolidated book capitalization	$11,792,459	40.55%
Total equity(4)	17,291,155	59.45%
Consolidated book capitalization	$29,083,614	100.00%
Joint venture debt, net(5)	495,965
Total book capitalization	$29,579,579

Undepreciated Book Capitalization
Lines of credit and commercial paper(2)	$—	0.00%
Long-term debt obligations(2)	13,889,030	39.59%
Cash and cash equivalents(3)	(2,096,571)	(5.98)%
Net debt to consolidated undepreciated book capitalization	$11,792,459	33.61%
Accumulated depreciation and amortization	6,002,775	17.11%
Total equity(4)	17,291,155	49.28%
Consolidated undepreciated book capitalization	$35,086,389	100.00%
Joint venture debt, net(5)	495,965
Total undepreciated book capitalization	$35,582,354

Enterprise Value
Lines of credit and commercial paper(2)	$—	0.00%
Long-term debt obligations(2)	13,889,030	38.62%
Cash and cash equivalents(3)	(2,096,571)	(5.83)%
Net debt to consolidated enterprise value	$11,792,459	32.79%
Common shares outstanding	417,305
Period end share price	55.09
Common equity market capitalization	$22,989,332	63.92%
Noncontrolling interests(4)	1,183,281	3.29%
Consolidated enterprise value	$35,965,072	100.00%
Joint venture debt, net(5)	495,965
Total enterprise value	$36,461,037

Secured Debt as % of Total Assets
Secured debt(2)	$2,459,659	7.56%
Total assets	$32,541,597

Total Debt as % of Total Assets
Total debt(2)	$13,889,030	42.68%
Total assets	$32,541,597

Unsecured Debt as % of Unencumbered Assets
Unsecured debt(2)	$11,321,573	37.42%
Unencumbered assets	$30,257,472

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 20.
(2) Amounts include unamortized premiums/discounts, fair value adjustments and lease liabilities related to financing leases. Operating lease liabilities related to ASC 842 adoption are excluded.
(3) Inclusive of $381 million of IRC section 1031 deposits and $112 million of restricted cash related to secured debt that was defeased in September and subsequently extinguished in October.
(4) Includes all noncontrolling interests (redeemable and permanent) as reflected on our balance sheet.
(5) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt.

Financial

(dollars in thousands)
Debt Maturities and Principal Payments(1)
Year	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3,4,5,6,7)	Consolidated Secured Debt(8)	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(9)	% of Total	Wtd. Avg. Interest Rate
2020	$—	$—	$75,915	$20,915	$(19,372)	$77,458	0.54%	2.90%
2021	—	—	433,616	51,388	(131,755)	353,249	2.46%	3.32%
2022	—	870,000	449,248	35,877	(66,727)	1,288,398	8.96%	1.98%
2023	—	1,361,397	329,650	80,326	(39,891)	1,731,482	12.04%	2.80%
2024	—	1,350,000	178,285	51,697	(23,591)	1,556,391	10.82%	3.87%
2025	—	1,250,000	208,978	483,321	(35,616)	1,906,683	13.26%	3.88%
2026	—	700,000	62,058	17,858	(19,308)	760,608	5.29%	4.17%
2027	—	725,175	158,920	62,628	(44,335)	902,388	6.28%	2.96%
2028	—	1,460,655	79,717	23,426	(14,106)	1,549,692	10.78%	4.48%
2029	—	550,000	249,346	30,075	(2,472)	826,949	5.75%	3.57%
Thereafter	—	3,146,050	243,455	95,419	(59,792)	3,425,132	23.82%	4.09%
Totals	$—	$11,413,277	$2,469,188	$952,930	$(456,965)	$14,378,430	100.00%

Weighted Avg Interest Rate(10)	—	3.67%	3.16%	3.39%	2.89%	3.59%

Weighted Avg Maturity Years	—	7.9	5.1	7.4	4.8	7.5

% Floating Rate Debt	100.00%	13.65%	30.83%	22.76%	37.93%	16.43%

Debt by Local Currency(1)
	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3,4,5,6,7)	Consolidated Secured Debt(8)	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(9)	Investment Hedges(11)
United States	$—	$9,643,752	$1,376,848	$709,581	$(210,467)	$11,519,714	$—
United Kingdom	—	1,356,705	—	—	—	1,356,705	1,732,329
Canada	—	412,820	1,092,340	243,349	(246,498)	1,502,011	487,878
Totals	$—	$11,413,277	$2,469,188	$952,930	$(456,965)	$14,378,430	$2,220,207

Notes:
(1) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.
(2) Our unsecured commercial paper program and our unsecured revolving credit facility had a zero balance as of September 30, 2020. The unsecured revolving credit facility matures on July 19, 2022 (with an option to extend for two successive terms of six months each at our discretion). Available borrowing capacity of our unsecured revolving credit facility was $3,000,000,000 as of September 30, 2020.
(3) 2022 includes a $860,000,000 unsecured term loan. The loan matures on April 1, 2022 and bears interest at LIBOR plus 1.20%.
(4) 2023 includes a $500,000,000 unsecured term loan and a CAD $250,000,000 unsecured term loan (approximately $187,645,000 USD at September 30, 2020). The loans mature on July 19, 2023. The interest rates on the loans are LIBOR + 0.9% for USD and CDOR + 0.9% for CAD.
(5) 2027 includes CAD $300,000,000 of 2.95% senior unsecured notes (approximately $225,175,000 USD at September 30, 2020) that matures on January 15, 2027.
(6) 2028 includes £550,000,000 of 4.80% senior unsecured notes (approximately $710,655,000 USD at September 30, 2020). The notes mature on November 20, 2028.
(7) Thereafter includes £500,000,000 of 4.50% senior unsecured notes (approximately $646,050,000 USD at September 30, 2020). The notes mature on December 1, 2034.
(8) In October, we extinguished $20,790,000 of secured bonds due 2038, $17,640,000 of secured bonds due 2040 and $73,140,000 of secured bonds due 2041.
(9) Excludes operating lease liabilities of $320,044,000 and finance lease liabilities of $107,798,000 related to ASC 842 adoption.
(10) The interest rate on the unsecured revolving credit facility is 1-month LIBOR + 0.825%. Commercial paper, senior notes and secured debt average interest rate represents the face value note rate.
(11) Represents notional value of foreign currency derivative contracts at end of period spot FX rates. The fair market value of the gains (losses) of these contracts is currently USD $76,244,000, as represented in other assets (liabilities) on the balance sheet. We supplement our local currency debt with foreign currency derivative contracts to offset the translation and economic exposures related to our international investments. Currently, our foreign currency derivatives are comprised of forward contracts and cross-currency swaps.

Glossary
Age: Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI.
Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts incurred for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties; 2) second generation tenant improvements; and 3) leasing commissions paid to third party leasing agents to secure new tenants.
Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.
EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.
EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.
EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
Health System: Includes independent, assisted living, dementia care and long-term post-acute care properties subject to triple-net operating leases to or guaranteed by investment-grade health systems.
Health System - Affiliated: Outpatient medical properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.
Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term acute-care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.
MSA:  For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city’s center.
Occupancy: Outpatient medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information.
Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by health care professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.
Seniors Housing Operating (SHO): Includes independent, assisted living and dementia care properties in the U.S. and Canada and all care homes in the U.K. structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.
Seniors Housing Triple-net (SH-NNN): Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases and loans receivable.
Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.
Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.00x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Triple-net properties for which income is recognized on a cash basis and for which substantially all contractual rent during the period has not been collected are excluded from the stable portfolio. A seniors housing operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 12 months past the underwritten stabilization date. Excludes assets held for sale and assets disposed of during the current quarter.
Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Supplemental Reporting Measures

We believe that revenues and net income, as defined by U.S. generally accepted accounting principles ("U.S. GAAP"), are the most appropriate earnings measurements. However, we consider EBITDA, Adjusted EBITDA, REVPOR, SS REVPOR, NOI, In-Place NOI ("IPNOI") and SSNOI to be useful supplemental measures of our operating performance. Excluding EBITDA and Adjusted EBITDA, these supplemental measures are disclosed on our pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners’ noncontrolling ownership interests and adding our minority ownership share of unconsolidated amounts. We do not control unconsolidated investments. While we consider pro rata disclosures useful, they may not accurately depict the legal and economic implications of our joint venture arrangements and should be used with caution.
We define NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees paid to operators, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations or transaction costs. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. IPNOI represents NOI excluding interest income, other income and non-IPNOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions, dispositions and investments held for sale. SSNOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Acquisitions and development conversions are included in the same store amounts five full quarters after acquisition or being placed into service. Land parcels, loans and sub-leases, as well as any properties sold or classified as held for sale during the period, are excluded from the same store amounts. Redeveloped properties (including major refurbishments of a Seniors Housing Operating property where 20% or more of units are simultaneously taken out of commission for 30 days or more or Outpatient Medical properties undergoing a change in intended use) are excluded from the same store amounts until five full quarters post completion of the redevelopment. Properties undergoing operator transitions and/or segment transitions are also excluded from the same store amounts until five full quarters post completion of the operator transition or segment transition. In addition, properties significantly impacted by force majeure, acts of God or other extraordinary adverse events are excluded from same store amounts until five full quarters after the properties are placed back into service. SSNOI excludes non-cash NOI and includes adjustments to present consistent property ownership percentages and to translate Canadian properties and UK properties using a consistent exchange rate. Normalizers include adjustments that in management’s opinion are appropriate in considering SSNOI, a supplemental, non-GAAP performance measure. None of these adjustments, which may increase or decrease SSNOI, are reflected in our financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceed 0.50% of SSNOI growth per property type) are separately disclosed and explained. We believe NOI, IPNOI and SSNOI provide investors relevant and useful information because they measure the operating performance of our properties at the property level on an unleveraged basis. We use NOI, IPNOI and SSNOI to make decisions about resource allocations and to assess the property level performance of our properties.
REVPOR represents the average revenues generated per occupied room per month at our Seniors Housing Operating properties. It is calculated as our pro rata version of total resident fees and services revenues from the income statement divided by average monthly occupied room days. SS REVPOR is used to evaluate the REVPOR performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. It is based on the same pool of properties used for SSNOI and includes any revenue normalizations used for SSNOI. We use REVPOR and SS REVPOR to evaluate the revenue-generating capacity and profit potential of our Seniors Housing Operating portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our Seniors Housing Operating portfolio.
We measure our credit strength both in terms of leverage ratios and coverage ratios. The leverage ratios indicate how much of our balance sheet capitalization is related to long-term debt, net of cash and Internal Revenue Code (“IRC”) Section 1031 deposits. We expect to maintain capitalization ratios and coverage ratios sufficient to maintain a capital structure consistent with our current profile. The ratios are based on EBITDA and Adjusted EBITDA. EBITDA is defined as earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding unconsolidated entities and including adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, gains/losses/impairments on properties, gains/losses on derivatives and financial instruments, other expenses, additional other income and other impairment charges. We believe that EBITDA and Adjusted EBITDA, along with net income, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily use these measures to determine our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest and secured debt principal amortization. Our leverage ratios include net debt to Adjusted EBITDA, book capitalization, undepreciated book capitalization and market capitalization. Book capitalization represents the sum of net debt (defined as total long-term debt, excluding operating lease liabilities, less cash and cash equivalents and any IRC Section 1031 deposits), total equity and redeemable noncontrolling interests. Undepreciated book capitalization represents book capitalization adjusted for accumulated depreciation and amortization. Market capitalization represents book capitalization adjusted for the fair market value of our common stock. Our leverage ratios are defined as the proportion of net debt to total capitalization.
Our supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by us, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

Supplemental Reporting Measures

(dollars in thousands)
Non-GAAP Reconciliations

NOI Reconciliation	3Q19	4Q19	1Q20	2Q20	3Q20
Net income (loss)	$647,932	$240,136	$329,380	$159,216	$394,978
Loss (gain) on real estate dispositions, net	(570,250)	(12,064)	(262,824)	(155,863)	(484,304)
Loss (income) from unconsolidated entities	(3,262)	(57,420)	3,692	(1,332)	5,981
Income tax expense (benefit)	3,968	(4,832)	5,442	2,233	2,003
Other expenses	6,186	16,042	6,292	19,411	11,544
Impairment of assets	18,096	98	27,827	75,151	23,313
Provision for loan losses	—	—	7,072	1,422	2,857
Loss (gain) on extinguishment of debt, net	65,824	2,612	—	249	33,004
Loss (gain) on derivatives and financial instruments, net	1,244	(5,069)	7,651	1,434	1,395
General and administrative expenses	31,019	26,507	35,481	34,062	31,003
Depreciation and amortization	272,445	262,644	274,801	265,371	255,532
Interest expense	137,343	131,648	142,007	126,357	124,851
Consolidated net operating income	610,545	600,302	576,821	527,711	402,157
NOI attributable to unconsolidated investments(1)	21,957	22,031	21,150	20,871	13,659
NOI attributable to noncontrolling interests(2)	(42,356)	(41,035)	(38,017)	(30,369)	(28,024)
Pro rata net operating income (NOI)(3)	$590,146	$581,298	$559,954	$518,213	$387,792

In-Place NOI Reconciliation
At Welltower pro rata ownership	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term /Post-Acute Care	Corporate	Total
Revenues	$726,133	$100,054	$170,733	$42,445	$(37,274)	$2,966	$1,005,057
Property operating expenses	(550,755)	(7,353)	(52,312)	(20)	(5,107)	(1,718)	(617,265)
NOI(3)	175,378	92,701	118,421	42,425	(42,381)	1,248	387,792
Adjust:
Interest income	(113)	(6,552)	(760)	—	(9,325)	—	(16,750)
Other income	(977)	(930)	(966)	—	(190)	(2,966)	(6,029)
Sold / held for sale	(5,216)	(27)	(9,039)	—	(1,082)	—	(15,364)
Developments / land	838	—	78	—	—	—	916
Non In-Place NOI(4)	(3,849)	17,066	(3,667)	(5,969)	97,815	1,718	103,114
Total adjustments	(9,317)	9,557	(14,354)	(5,969)	87,218	(1,248)	65,887
In-Place NOI	166,061	102,258	104,067	36,456	44,837	—	453,679
Annualized In-Place NOI	$664,244	$409,032	$416,268	$145,824	$179,348	$—	$1,814,716

Same Store Property Reconciliation
	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term /Post-Acute Care	Total
Total properties	599	340	370	215	136	1,660
Recent acquisitions/ development conversions(5)	(25)	(8)	(60)	—	—	(93)
Under development	(25)	(5)	(2)	—	—	(32)
Under redevelopment(6)	(10)	—	(2)	—	(1)	(13)
Current held for sale	(8)	(1)	(4)	—	(1)	(14)
Land parcels, loans and sub-leases	(10)	(10)	(8)	—	(7)	(35)
Transitions(7)	(9)	(6)	—	—	(3)	(18)
Same store properties	512	310	294	215	124	1,455
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents Welltower's pro rata share of NOI. See page 15 for more information.
(4) Primarily represents non-cash NOI.
(5) Acquisitions and development conversions will enter the same store pool 5 full quarters after acquisition or certificate of occupancy, respectively.
(6) Redevelopment properties will enter the same store pool after 5 full quarters of operations post redevelopment completion.
(7) Transitioned properties will enter the same store pool after 5 full quarters of operations with the new operator in place or under the new structure.

Supplemental Reporting Measures

(dollars in thousands at Welltower pro rata ownership)

Same Store NOI Reconciliation	3Q19	4Q19	1Q20	2Q20	3Q20	Y/o/Y
Seniors Housing Operating
NOI	$250,469	$239,508	$239,457	$179,544	$175,378
Non-cash NOI on same store properties	(3,880)	(850)	(866)	(976)	(1,008)
NOI attributable to non-same store properties	(27,331)	(23,125)	(25,831)	(16,606)	(13,227)
Currency and ownership adjustments(1)	1,539	822	1,280	2,103	458
Other normalizing adjustments(2)	(20)	(1,097)	467	(1,603)	(991)
SSNOI(3)	220,777	215,258	214,507	162,462	160,610	(27.3)%

Seniors Housing Triple-net
NOI	113,359	115,950	84,015	110,361	92,701
Non-cash NOI on same store properties	(5,459)	(4,739)	12,001	(2,889)	17,658
NOI attributable to non-same store properties	(11,894)	(13,314)	3,128	(12,624)	(14,601)
Currency and ownership adjustments(1)	1,010	171	313	977	135
Normalizing adjustments for lease restructuring(4)	(830)	(830)	(830)	(830)	—
Other normalizing adjustments(2)	(233)	(180)	(859)	1,652	—
SSNOI	95,953	97,058	97,768	96,647	95,893	(0.1)%

Outpatient Medical
NOI	117,728	124,186	135,426	127,840	118,421
Non-cash NOI on same store properties	(1,912)	(2,298)	(1,670)	(1,135)	(1,438)
NOI attributable to non-same store properties	(20,252)	(22,749)	(36,234)	(34,560)	(27,305)
Currency and ownership adjustments(1)	(11,316)	(11,915)	(11,875)	(5,290)	(4,741)
Other normalizing adjustments(2)	(170)	(1,305)	(32)	(926)	(58)
SSNOI	84,078	85,919	85,615	85,929	84,879	1.0%

Health System
NOI	43,016	43,016	42,798	42,426	42,425
Non-cash NOI on same store properties	(6,858)	(6,694)	(6,670)	(6,626)	(5,969)
NOI attributable to non-same store properties	(530)	(530)	(108)	—	—
Other normalizing adjustments(2)	10	8	(221)	—	—
SSNOI	35,638	35,800	35,799	35,800	36,456	2.3%

Long-Term/Post-Acute Care
NOI	64,862	58,253	57,964	57,789	(42,381)
Non-cash NOI on same store properties	(3,698)	(3,493)	(3,232)	(3,433)	97,762
NOI attributable to non-same store properties	(18,629)	(11,909)	(11,349)	(11,383)	(12,315)
Currency and ownership adjustments(1)	6	5	32	84	21
Normalizing adjustments for lease restructuring(5)	(565)	(565)	(565)	—	—
Other normalizing adjustments(2)	269	7	—	—	—
SSNOI	42,245	42,298	42,850	43,057	43,087	2.0%

Corporate
NOI	712	385	294	253	1,248
NOI attributable to non-same store properties	(712)	(385)	(294)	(253)	(1,248)
SSNOI	—	—	—	—	—

Total
NOI	590,146	581,298	559,954	518,213	387,792
Non-cash NOI on same store properties	(21,807)	(18,074)	(437)	(15,059)	107,005
NOI attributable to non-same store properties	(79,348)	(72,012)	(70,688)	(75,426)	(68,696)
Currency and ownership adjustments(1)	(8,761)	(10,917)	(10,250)	(2,126)	(4,127)
Normalizing adjustments, net	(1,539)	(3,962)	(2,040)	(1,707)	(1,049)
SSNOI	$478,691	$476,333	$476,539	$423,895	$420,925	(12.1)%

Notes:
(1) Includes adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.32 and to translate UK properties at a GBP/USD rate of 1.30.
(2) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth per property type.
(3) SHO SSNOI includes expenses that are directly attributable to the COVID-19 pandemic net of any reimbursements.
(4) Represents normalizing adjustment related to lease restructuring associated with one Seniors Housing Triple-net lease.
(5) Represents normalizing adjustment related to lease restructuring associated with one Long-Term/Post-Acute lease.

Supplemental Reporting Measures

(dollars in thousands, except REVPOR, SS REVPOR and SSNOI/unit)

SHO REVPOR Reconciliation	United States	United Kingdom	Canada	Total
Consolidated SHO revenues	$556,042	$80,935	$105,088	$742,065
Unconsolidated SHO revenues attributable to Welltower(1)	21,817	—	20,751	42,568
SHO revenues attributable to noncontrolling interests(2)	(27,738)	(7,498)	(23,264)	(58,500)
Pro rata SHO revenues(3)	550,121	73,437	102,575	726,133
SHO interest and other income	(1,065)	5	(30)	(1,090)
SHO revenues attributable to sold and held for sale properties	(23,206)	—	—	(23,206)
Currency and ownership adjustments(4)	—	441	1,285	1,726
SHO local revenues	525,850	73,883	103,830	703,563
Average occupied units/month	27,846	2,743	12,290	42,879
REVPOR/month in USD	$6,243	$8,905	$2,793	$5,425
REVPOR/month in local currency(4)		£6,850	$3,675

Reconciliations of SHO SS REVPOR Growth, SSNOI Growth and SSNOI/Unit

	United States		United Kingdom		Canada		Total
	3Q19	3Q20	3Q19	3Q20	3Q19	3Q20	3Q19	3Q20
SHO SS REVPOR Growth
Consolidated SHO revenues	$641,395	$556,042	$79,834	$80,935	$114,267	$105,088	$835,496	$742,065
Unconsolidated SHO revenues attributable to WELL(1)	21,767	21,817	—	—	21,169	20,751	42,936	42,568
SHO revenues attributable to noncontrolling interests(2)	(40,690)	(27,738)	(6,954)	(7,498)	(25,537)	(23,264)	(73,181)	(58,500)
SHO pro rata revenues(3)	622,472	550,121	72,880	73,437	109,899	102,575	805,251	726,133
Non-cash revenues on same store properties	(900)	(849)	(4)	—	—	—	(904)	(849)
Revenues attributable to non-same store properties	(78,946)	(62,105)	(11,133)	(11,769)	(4,367)	(2,737)	(94,446)	(76,611)
Currency and ownership adjustments(4)	77	—	3,356	375	383	1,252	3,816	1,627
Other normalizing adjustments(5)	790	(1,509)	13	—	—	—	803	(1,509)
SHO SS revenues(6)	543,493	485,658	65,112	62,043	105,915	101,090	714,520	648,791
Avg. occupied units/month(7)	27,952	25,309	2,580	2,347	12,739	12,049	43,271	39,705
SHO SS REVPOR(8)	$6,428	$6,344	$8,344	$8,740	$2,749	$2,774	$5,459	$5,402
SS REVPOR YOY growth	—%	(1.3)%	—%	4.7%	—%	0.9%	—	(1.0)%

SHO SSNOI Growth
Consolidated SHO NOI	$192,140	$125,856	$20,322	$19,802	$41,693	$28,703	$254,155	$174,361
Unconsolidated SHO NOI attributable to WELL(1)	7,807	4,836	—	—	8,627	7,487	16,434	12,323
SHO NOI attributable to noncontrolling interests(2)	(9,740)	(3,753)	(986)	(1,361)	(9,394)	(6,192)	(20,120)	(11,306)
SHO pro rata NOI(3)	190,207	126,939	19,336	18,441	40,926	29,998	250,469	175,378
Non-cash NOI on same store properties	(3,881)	(1,019)	1	11	—	—	(3,880)	(1,008)
NOI attributable to non-same store properties	(23,447)	(10,421)	(2,831)	(2,567)	(1,053)	(239)	(27,331)	(13,227)
Currency and ownership adjustments(4)	500	—	891	96	148	362	1,539	458
Other normalizing adjustments(5)	(33)	(991)	13	—	—	—	(20)	(991)
SHO pro rata SSNOI(6)	$163,346	$114,508	$17,410	$15,981	$40,021	$30,121	$220,777	$160,610
SHO SSNOI growth		(29.9)%		(8.2)%		(24.7)%		(27.3)%

SHO SSNOI/Unit
Trailing four quarters' SSNOI(6)		$550,474		$61,911		$140,452		$752,837
Average units in service(9)		32,917		3,163		14,365		50,445
SSNOI/unit in USD		$16,723		$19,574		$9,777		$14,924
SSNOI/unit in local currency(4)				£15,057		$12,864
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents SHO revenues/NOI at Welltower pro rata ownership. See pages 15 & 22 for more information.
(4) Includes where appropriate adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.32 and to translate UK properties at a GBP/USD rate of 1.30.
(5) Represents aggregate normalizing adjustments which are individually less than .50% of SSNOI growth.
(6) Represents SS SHO revenues/SSNOI at Welltower pro rata ownership. See page 22 for more information.
(7) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.
(8) Represents pro rata SS average revenues generated per occupied room per month.
(9) Represents average units in service for SS properties related solely to referenced country on a pro rata basis.

Forward-Looking Statement and Risk Factors
Forward-Looking Statements and Risk Factors
This document contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When Welltower uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “pro forma,” “estimate” or similar expressions that do not relate solely to historical matters, Welltower is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause Welltower’s actual results to differ materially from Welltower’s expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the duration and scope of the COVID-19 pandemic; the impact of the COVID-19 pandemic on occupancy rates and on the operations of Welltower and its operators/tenants; actions governments take in response to the COVID-19 pandemic, including the introduction of public health measures and other regulations affecting Welltower’s properties and the operations of Welltower and its operators/tenants; the effects of health and safety measures adopted by Welltower and its operators/tenants related to the COVID-19 pandemic; increased operational costs as a result of health and safety measures related to COVID-19; the impact of the COVID-19 pandemic on the business and financial condition of operators/tenants and their ability to make payments to Welltower; disruptions to Welltower's property acquisition and disposition activity due to economic uncertainty caused by COVID-19; general economic uncertainty in key markets as a result of the COVID-19 pandemic and a worsening of global economic conditions or low levels of economic growth; the status of capital markets, including availability and cost of capital; uncertainty from the expected discontinuance of LIBOR and the transition to any other interest rate benchmark; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; Welltower’s ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting Welltower’s properties; Welltower’s ability to re-lease space at similar rates as vacancies occur; Welltower’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting Welltower’s properties; changes in rules or practices governing Welltower’s financial reporting; the movement of U.S. and foreign currency exchange rates; Welltower’s ability to maintain Welltower’s qualification as a REIT; key management personnel recruitment and retention; and other risks described in Welltower’s reports filed from time to time with the SEC. Finally, Welltower undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.
Additional Information
The information in this supplemental information package should be read in conjunction with our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, our earnings press release dated October 28, 2020 and other information filed with, or furnished to, the SEC. The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.
You can access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov. We routinely post important information on our website at www.welltower.com in the “Investors” section, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website under the heading “Investors.” Accordingly, investors should monitor such portion of our website in addition to following our press releases, public conference calls and filings with the SEC. The information on or connected to our website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package.

About Welltower
Welltower Inc. (NYSE:WELL), an S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of health care infrastructure. The Company invests with leading seniors housing operators, post-acute providers and health systems to fund the real estate and infrastructure needed to scale innovative care delivery models and improve people’s wellness and overall health care experience. Welltower™, a REIT, owns interests in properties concentrated in major, high-growth markets in the United States, Canada and the United Kingdom, consisting of seniors housing and post-acute communities and outpatient medical properties. More information is available at www.welltower.com.

welltower

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www.welltower.com

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